Exhibit 99.1

April 1, 2005

Dear Notice Holders and Special Counsel:

     On October 27, 2004, we announced that we would amend our 2003 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first and second quarters of 2004 to restate our financial statements. As indicated in our notice to you dated October 28, 2004, we suspended until further notice the availability of our Registration Statement on Form S-3 (Registration No. 333-110980) and the prospectus contained therein relating to our 3.5% Convertible Notes due 2033 (collectively, the “Registration Statement”). This suspension was pursuant to Section 3(h)(B) of the Registration Rights Agreement dated September 16, 2003.

     On March 28, 2005, we amended such reports and our Quarterly Report on Form 10-Q for the third quarter of 2004 (collectively, the “Amendments”) to restate our financial statements as described in the explanatory note at the beginning of each Amendment. As a result, as of the date of this notice, we have removed the suspension that we previously placed on the availability of the Registration Statement.

     You can access, review, download and print each Amendment through the “investor relations” section of our website at www.nii.com. A printed copy of the Amendments is available to you upon written request to the Vice President and General Counsel of NII Holdings, Inc., 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191.

NII HOLDINGS, INC.

April 1, 2005

Dear Notice Holders and Special Counsel:

     On October 27, 2004, we announced that we would amend our 2003 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first and second quarters of 2004 to restate our financial statements. As indicated in our notice to you dated October 28, 2004, we suspended until further notice the availability of our Registration Statement on Form S-3 (Registration No. 333-114921) and the prospectus contained therein relating to our 2.875% Convertible Notes due 2034 (collectively, the “Registration Statement”). This suspension was pursuant to Section 3(h)(B) of the Registration Rights Agreement dated January 27, 2004.

     On March 28, 2005, we amended such reports and our Quarterly Report on Form 10-Q for the third quarter of 2004 (collectively, the “Amendments”) to restate our financial statements as described in the explanatory note at the beginning of each Amendment. As a result, as of the date of this notice, we have removed the suspension that we previously placed on the availability of the Registration Statement.

     You can access, review, download and print each Amendment through the “investor relations” section of our website at www.nii.com. A printed copy of the Amendments is available to you upon written request to the Vice President and General Counsel of NII Holdings, Inc., 10700 Parkridge Boulevard, Suite 600, Reston, Virginia 20191.

NII HOLDINGS, INC.